Exhibit 99.2

ARMY

Open on Chip in his cubicle at Midwest Airlines. He is sitting at his desk thinking to himself. We hear his inner voice.

CHIP: Man. If this hostile takeover happens, what am I going to do?

Dream sequence reveals a Drill Sergeant yelling at the top of his lungs.

Drill Sergeant: Why you’re the worst excuse for a soldier I have ever seen in my twenty-two years of military service! You call those jumping jacks!?! Those are the worst jumping jacks I’ve ever seen in my entire life!! I have a grandfather who’s eighty-seven years old. He walks with a walker, but he can do jumping jacks better than you can.

Cut to Chip trying to do jumping jacks.

Drill Sergeant: Wipe that grin off your face! I’m gonna be your best friend soldier, twenty-four / seven / three sixty-five! Welcome to my neighborhood!!

Cut to wider shot of Chip and Drill Sergeant.

Drill Sergeant: On the ground soldier, give me twenty! You have little Tyrannosaurus Rex arms! Do you know the Tyrannosaurus? He was a carnivore! Are you a carnivore?

The Drill Sergeant continues screaming at him as chip makes a pathetic attempt at push-ups.

Cut back to Chip in office. He is banging his head on the wall.

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